THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          ON STAGE ENTERTAINMENT, INC.

                                     FORM OF

                       WARRANT TO PURCHASE PREFERRED STOCK

No. _____                                                March  13, 2001

                           Void After March 13, 2011

     THIS CERTIFIES THAT, for value received, ___________, with its principal office at 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California, or assigns (the "Holder" or "Purchaser"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from On Stage Entertainment, Inc., a Nevada corporation, with its principal office at 4625 West Nevso Drive, Las Vegas, Nevada (the "Company") shares of Series A Preferred Stock and Series A-1 Preferred Stock of the Company in an aggregate amount of _______________ (_____) shares (the "Preferred Stock"). Pursuant to this Warrant, the Holder shall be allowed to purchase (i) Series A Preferred Stock in the event that the Company fails to achieve ____________________ ($_____) EBITDA for fiscal year 2001 (the "Required EBITDA") or (ii) Series A-1 Preferred Stock in the event that the Company achieves the Required EBITDA for fiscal year 2001 and has achieved its budget as approved by the Board of Directors for the year to date period applicable at the date of exercise.

     This warrant shall be exercised within thirty (30) days after receipt by the Holder of: (i) a notice issued with the approval of a majority of the Company's Board of Directors (the "Drawdown Notice") and (ii) certification that the conditions set forth on Exhibit A hereto have been met (the "Officer's Certificate"). Both the Drawdown Notice and Officer's Certificate shall be completed and executed by the Company's Chief Executive Officer, shall identify this Warrant by reference to the warrant number listed above, shall indicate the specific use of proceeds from exercise of this Warrant and shall be in a form reasonably acceptable to the Holder. The Purchaser shall exercise this Warrant for amounts of not less than forty thousand one hundred twenty dollars ($40,120).

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     "Exercise Period" shall mean the time period commencing with the date of this Warrant and ending ten (10) years later.

     "Exercise Price" shall mean five dollars ($5.00) per share of Preferred Stock.

     "Exercise Shares" shall mean the shares of the Company's Preferred Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including Section 5 below.

     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

     (a) An executed Notice of Exercise in the form attached hereto;

     (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

     (c) This Warrant.

     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     In the event the Holder (i) disagrees with the certification set forth in the Officer's Certificate that the conditions set forth on Exhibit A have been met and (ii) fails to exercise the Warrant within 30 days after the receipt of the Drawdown Notice and the Officer's Certificate (a "Default"), then the Holder shall, within 10 days of the receipt of the Drawdown Notice and the Officer's Certificate, deliver to the Company a signed written statement setting forth in detail the basis for its disagreement. The Company and the Holder shall then, within 10 days, refer the matter to BDO Seidman, LLP, the Company's independent auditors (the "Arbitrator"), for binding resolution. The Arbitrator shall have the authority to establish such procedures as the Arbitrator deems appropriate to resolve such disagreement and the parties shall cooperate in good faith to resolve such disagreement as soon as practicable but in any event within 30 days of referral of the matter to the Arbitrator. The decision of the Arbitrator shall be final. The fees and expenses of the Arbitrator shall be shared by the parties based on the degree to which the Arbitrator accepts the respective positions of the parties, as conclusively determined by the Arbitrator.

     In the event the Arbitrator determines that the conditions set forth on Exhibit A have been met and the Holder fails to exercise the Warrant within 10 days after the Arbitrator's decision, the Company shall have the right, without limitation, to issue and sell an aggregate of up to $5 million dollars in debt or equity securities of the Company, in a public or private offering, provided that the price per share of such securities shall not be less than $1.25 and such securities shall rank pari passu or junior to the Series A Preferred Stock and the Series A-1 Preferred Stock (the "Default Financing"). To the extent that such approval of the Holders is required by applicable law, the Holders shall vote all of their shares for and raise no objection to the Default Financing.

     3. COVENANTS OF THE COMPANY.

     3.1. Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

     3.2. No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

     3.3. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     4. REPRESENTATIONS OF HOLDER.

     4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof, other than potential transfers between affiliates (including affiliated funds). The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

     4.2. Securities Are Not Registered.

     (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention, other than potential transfers between affiliates (including affiliated funds).

     (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

     4.3. Disposition of Warrant and Exercise Shares.

     (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

     (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

     (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

     (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition; provided, however, that such statement will not be required if the disposition is permitted under Rule 144 of the Securities Act.

     (b) The Holder agrees not to sell this Warrant or the Exercise Shares during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company's stock.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, the Holder may assign this Warrant and the Exercise Shares to (i) any partner or retired partner of the Holder if Holder is a partnership, (ii) any member or former member of the Holder if Holder is a limited liability company, (iii) any affiliate, including affiliated funds or (iv) any family member or trust for the benefit of the Holder if the Holder is an individual; provided that the Company is given written notice thereof.

     5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 5. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

     5.1. Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of the Preferred Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of the Preferred Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     5.2. Dividends in Preferred Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of the Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

     (a) Preferred Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for the Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

     (b) any cash paid or payable otherwise than as a cash dividend, or

     (c) Preferred Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of the Preferred Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 5.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of the Preferred Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

     5.3. Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Preferred Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder substantially similar to this Warrant to purchase the Preferred Stock then outstanding, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

     5.4. Certain Events. If any change in the outstanding Preferred Stock or any other event occurs as to which the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     5.5. Notices of Change.

     (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

     (c) The Company shall also give written notice to the Holder at least 30 business days prior to the date on which an Organic Change shall take place.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses:
(a) if to the Company, to On Stage Entertainment, Inc., Attention: President, 4625 West Nevso Drive, Las Vegas, Nevada 89103 and (b) if to the Holder, to MDC IV, L.P. and Affiliates, 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California, Attn: Robert Hellman or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery or confirmed facsimile transmission, two days after mailing if by express mail, three days after mailing if by first-class mail within California, or five days if by first-class mail outside of California.

     11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     12. EQUITABLE RELIEF. The Holder recognizes and affirms if he/she fails to exercise the Warrant within ten days after a final decision has been rendered by the Arbitrator pursuant to Section 2, the Company would have no adequate remedy at law. The Holder therefore agrees that the Company shall be entitled to injunctive relief or other equitable relief in addition to any other rights and remedies existing in its favor

     13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

                                 ON STAGE ENTERTAINMENT, INC.


                                 By: _______________________________
                                 Name: _____________________________
                                 Title: ____________________________

                                    EXHIBIT A

                  CONDITIONS TO FURTHER INVESTMENT

                  The Company will be entitled to drawdown funds from tranches two and three of the MDC Commitment (as defined in the Term Sheet and Letter of Intent) subject to the following three conditions:

1. Drawdown Notice. Prior to the availability of the Company to drawdown funds from tranches two and three of the MDC Commitment, the Company must submit to the Board of Directors a drawdown notice that includes the proposed funding amount and use of proceeds. The proposed funding amount identified in the drawdown notice must be in installments in excess of $2 million. The use of proceeds must identify specific acquisition or organic growth opportunities for which the additional funding will be used.

2. Compliance with EBITDA Budget. The Company will be eligible to drawdown funds from tranches two and three of the MDC Commitment, only if the Company has met the EBITDA (before the deduction of MDC fees) budget approved by the Board of Directors for the current fiscal year to date period.

3. Minimum Investment Return (IRR) Hurdle. The Company will be eligible to drawdown funds from tranches two and three of the MDC Commitment only if MDC has earned a minimum annualized rate of return of 35% per annum on its funded investment. MDC's annualized rate of return will be calculated on a quarterly basis using an IRR calculation. The IRR calculation will be based on cash outflows equal to MDC's initial and follow-on investments in the Company and an ending cash inflow equal to the "MDC Equity Value" upon liquidation of its investment in the Company. The "MDC Equity Value" will be calculated by multiplying MDC's fully diluted ownership (assuming full conversion of convertible securities that MDC has funded, excluding the warrants related to the remaining MDC Commitment) of the Company (at the end of each fiscal year) by the "Total Equity Value of the Company". The Total Equity Value of the Company will be calculated by multiplying the
     Company's Annualized EBITDA (as defined below) by five (5.0) and subtracting the net debt (total indebtedness less cash and cash equivalents) on the Company's balance sheet. For fiscal 2001, the Company's Annualized EBITDA shall be $3.582 million (or the board approved budgeted EBITDA for fiscal 2001) plus any positive EBITDA variance to budget for the year to date period or less any negative EBITDA variance -- to budget for the year to date period. For fiscal 2002 and any subsequent fiscal year, the Company's Annualized EBITDA shall be the Company's actual EBITDA calculated on a last twelve months trailing basis.

                               NOTICE OF EXERCISE

TO:  ON STAGE ENTERTAINMENT, INC.

         (1) The undersigned hereby elects to purchase ________ shares of the Preferred Stock of ON STAGE ENTERTAINMENT, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

          (2) Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

                                             ------------------------
                                     (Name)

                                             ========================
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

-----------------------               ----------------------------
(Date)                               (Signature)

                                     ----------------------------
                                     (Print name)

                                 ASSIGNMENT FORM

          (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
      ------------------------------------------------------------------------
                                 (Please Print)

Address:
       -----------------------------------------------------------------------
                                 (Please Print)

Dated: _________________

Holder's
Signature:
           ------------------------------------------------------------

Holder's
Address:
         --------------------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

            Schedule of Omitted Warrants to Purchase Preferred Stock

Warrant issued to McCowan De Leeuw IV, L.P.

Warrant issued to McCowan De Leeuw IV Associates, L.P.

Warrant issued to Delta Fund, L.P.

Warrant issued to Board of Trustees of the Leland Stanford Junior University